SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2013

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Office)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2013, the Board of Directors of BioCryst Pharmaceuticals, Inc. (the “Company”) elected Fred E. Cohen, M.D., D.Phil., to the Company’s Board of Directors. The Company issued a news release reporting this matter on July 23, 2013, and a copy of the news release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company’s Board of Directors also appointed Dr. Cohen to serve on its Finance Committee effective upon his election to the Board of Directors.

Pursuant to the Company’s Stock Incentive Plan, Dr. Cohen will receive an automatic grant of 20,833 stock options upon joining the Board of Directors, and will be entitled to a grant of 15,000 stock options after each annual stockholders’ meeting. Dr. Cohen will receive compensation consistent with the Company’s director compensation policy as described in the Company’s proxy statement for its 2013 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 23, 2013 entitled “Fred Cohen Appointed to Biocryst’s Board Of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

By:	/s/ Alane Barnes
Alane Barnes
General Counsel, Corporate Secretary

Dated: July 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 23, 2013 entitled “Fred Cohen Appointed to Biocryst’s Board Of Directors”